EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
ABC Acquisition Corp 1505

We hereby consent to the inclusion in the Form 10 Registration Statement of our report dated August 19, 2010 with respect to our audit of the financial statements of ABC Acquisition Corp 1505 as of June 30, 2010 and for the period from inception (June 1, 2010) through June 30, 2010.

/s/ DNTW Chartered Accountants, LLP

DNTW Chartered Accountants, LLP
Markham, Ontario, Canada
September 7, 2010